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                                                                                                        Exhibit 21


                                                                   TXU GAS
                                                            SUBSIDIARY HIERARCHY
                                                              Effective 12-31-03
                                                                                                   State or Country
                                                                                                    of Incorporation
TXU Corp.                                                                                                  Texas
     TXU Gas Company                                                                                       Texas
         TXU Gas Distribution Company (an unincorporated division)
         TXU Lone Star Pipeline (an unincorporated division)
         TXU Processing Company                                                                          Delaware
         ENS Holdings I, Inc.                                                                              Texas
         ENS Holdings II, Inc.                                                                             Texas
         TXU Vermont Insurance Company                                                                    Vermont
         ENSERCH E&C Holdings, Inc.                                                                        Nevada
              Ebasco Services of Canada Limited                                                            Canada
              ENSERCH E&C, Inc.                                                                            Nevada
         Enserch Finance (II), Inc.                                                                         Texas
         Enserch Finance N.V.                                                                        Netherlands Antilles
         Enserch House, Inc.                                                                                Texas
         Oncor Utility Solutions (Canada) Company Limited                                                   Canada
         Oncor Utility Solutions (Texas) Company                                                            Texas
         Oncor Utility Solutions (North America) Company                                                    Texas
         Lone Star Energy Services Inc.                                                                     Texas
         LS Energy, Inc.                                                                                    Texas
         Lone Star Gas Company of Texas, Inc.                                                               Texas
         Enserch International Investments Limited                                                         Delaware
              Humphreys & Glasgow Limited                                                              United Kingdom

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                                                                    Affiliates
                                                                                                     State or County
                                                                                                     of Incorporation
                                                                                                     or Organization

Enserch SACROC Inc. (1)                                                                                     Texas
ENS Holdings Limited Partnership (2)                                                                        Texas
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(1) 99.65% owned by Enserch Finance II, Inc. and 0.35% owned by ENS Holdings
    Limited Partnership.
(2) Limited Partnership: ENS Holdings II, Inc. (99%) and ENS Holdings I, Inc.
    (1%).





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